Exhibit 10.19

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 4, 2013 (this “Agreement”), is entered into among Cole Corporate Income Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), the Guarantors party to the Guaranty (as defined below), the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of November 29, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

B. The Guarantors entered into that certain Continuing Guaranty, dated as of November 29, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Guaranty”), delivered to the Administrative Agent for the benefit of the Secured Parties (as defined therein).

C. The Borrower and the Lenders have requested certain changes to the Credit Agreement, and, in connection therewith, the parties hereto have agreed to amend the Credit Agreement as provided herein.

D. In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1. Amendments.

(a) The cover page of the Credit Agreement is amended and restated in its entirety to read as set forth on Exhibit A hereto.

(b) The definition of Applicable Rate in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Applicable Rate” means (a) with respect to Eurodollar Rate Loans, a percentage per annum equal to: (i) if the Leverage Ratio is greater than .65 to 1.0, LIBOR plus 3.50%, (ii) if the Leverage Ratio is greater than .60 to 1.0 but less than or equal to .65 to 1.0, LIBOR plus 3.00% and (iii) if the Leverage Ratio is less than or equal to .60 to 1.0, LIBOR plus 2.50% and (b) with respect to Base Rate Loans, a percentage per annum equal to: (i) if the Leverage Ratio is greater than .65 to 1.0, Base Rate plus 2.50%, (ii) if the Leverage Ratio is greater than .60 to 1.0 but less than or equal to .65 to 1.0, Base Rate plus 2.00% and (iii) if the Leverage Ratio is less than or equal to .60 to 1.0, Base Rate plus 1.50%.

Beginning on the effective date of the First Amendment to this Agreement, the Applicable Rate shall be determined in accordance with clauses (a)(i) and (b)(i) above. Thereafter, any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the rates set forth in clauses (a)(i) and (b)(i) above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until such time as such delinquent Compliance Certificate is delivered).

(c) Clause (e) of the definition of “Indebtedness” in Section 1.01 of the Credit Agreement is amended by replacing the clause “(other than a Lien for taxes not yet due and payable)” with the clause “(other than (i) a Lien for taxes not yet due and payable or (ii) a Lien of the type described in Section 7.01(c))”.

(d) The definition of “Qualified Collateral Property” in Section 1.01 of the Credit Agreement is amended by deleting the reference to “25%” set forth in clause (i) of such definition and substituting “18.75%” in replacement thereof.

(e) In Section 2.03(a)(i) of the Credit Agreement, clause (x) of the proviso is amended and restated in its entirety to read as follows:

(x) the Total Revolving Outstandings shall not exceed the lesser of (I) the Aggregate Revolving Commitments and (II) the Borrowing Base then in effect

(f) In Section 2.04(a) of the Credit Agreement, clause (i) of the proviso is amended and restated in its entirety to read as follows:

(i) the Total Revolving Outstandings shall not exceed the lesser of (A) the Aggregate Revolving Commitments and (B) the Borrowing Base then in effect

(g) Section 2.10 of the Credit Agreement is amended by adding the following paragraph at the end of such Section.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII.

(h) The first sentence of Section 2.14(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“As long as no Default exists and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request increases in the Aggregate Revolving Commitments by an amount not exceeding, in the aggregate, Six Hundred Million and No/100 Dollars ($600,000,000) at any time; provided that (i) any such request for an increase shall be in a minimum amount of Twenty Five Million and No/100 Dollars ($25,000,000.00) and (ii) the Aggregate Revolving Commitments cannot exceed (x) Four Hundred Million and No/100 Dollars at any time prior to March 1, 2013 and (y) Seven Hundred Fifty Million and No/100 Dollars ($750,000,000) at any time thereafter.”

(i) In Section 6.01(a) of the Credit Agreement the reference to “December 31, 2011” is amended to read “December 31, 2012”.

(j) In Section 6.13 of the Credit Agreement, (x) the reference to “Qualifies Collateral Properties” is amended to read “Qualified Collateral Properties” and (y) the “.” at the end of clause (c) is amended to read “;”.

(k) In Section 7.01 of the Credit Agreement the “and” after clause (a) is deleted, an “and” is inserted after clause (b) and a new clause (c) is added to read as follows:

(c) Any Lien on the assets of a Loan Party securing the obligations under tax incremental financing notes or other similar obligations that are owed to a Wholly-Owned Subsidiary of the Borrower so long as such Lien is fully subordinated to any Lien on such assets securing the Obligations in a manner reasonably satisfactory to the Administrative Agent.

(l) Clause (f) of Section 7.02 of the Credit Agreement is amended and restated in its entirety to read as follows:

(f) Investments related to income-producing Properties, single tenant or mixed-use Properties, Construction in Progress, improved land, unimproved land, Eligible Real Estate Investments and any business activities and Investments reasonably incidental thereto and Investments in partnerships or joint ventures; provided, that such Investments together with any such Investments held by all other members of the Consolidated Group (collectively, the “Consolidated Group Investments”) shall, as applicable, be limited as follows:

(i) the aggregate value of the Consolidated Group Investments in all non-wholly owned general and limited partnerships, joint ventures and other Persons (including, without limitation, Investments in C Corporations, Investments in Investment Affiliates and any such Investments in existence as of the date hereof), in each case, which are not consolidated with CCIT for financial reporting purposes under GAAP, shall not constitute more than ten percent (10.0%) of Consolidated Total Asset Value;

(ii) Consolidated Group Investments in Properties contributing to the calculation of Construction in Progress shall not, in the aggregate, at any time exceed an amount equal to ten percent (10.0%) of Consolidated Total Asset Value (which for Construction in Progress held or owned by Investment Affiliates will be based upon the Consolidated Group Pro Rata Share of such Construction in Progress);

(iii) Consolidated Group Investments in Eligible Real Estate Investments shall not, in the aggregate, exceed ten percent (10.0%) of Consolidated Total Asset Value (which for Eligible Real Estate Investments held or owned by Investment Affiliates, will be based upon the Consolidated Group Pro Rata Share of such Eligible Real Estate Investments);

(iv) Consolidated Group Investments in CMBS Securities shall not exceed five percent (5.0%) of Consolidated Total Asset Value (which for CMBS Securities held or owned by Investment Affiliates, will be based upon the Consolidated Group Pro Rata Share of such CMBS Securities); and

(v) Consolidated Group Investments in Properties contributing to the calculation of Improved Land Value and Unimproved Land Value shall not, in the aggregate, at any time exceed an amount equal to five percent (5.0%) of Consolidated Total Asset Value (which for Improved Land Value or Unimproved Land Value held or owned by Investment Affiliates will be based upon the Consolidated Group Pro Rata Share of such Improved Land Value and Unimproved Land Value).

In addition to the limitations above contained in this clause (f), the aggregate value of the types of Consolidated Group Investments permitted pursuant to clauses (f)(i) – (v) above shall not, in any case, exceed an amount equal to twenty-five percent (25.0%) of Consolidated Total Asset Value;

(m) In Section 7.03 of the Credit Agreement:

(i) clauses (d) and (e) are amended and restated to read as set forth below; and

(d) Guaranties by the Borrower or CCIT of losses relating to customary exceptions to the non-recourse limitations under Indebtedness incurred by a Subsidiary that is not a Loan Party and customary guaranties by the Borrower or CCIT of the full amount of non-recourse Indebtedness incurred by a Subsidiary that is not a Loan Party if certain events occur (e.g., bankruptcy, violation of due on sale clauses, etc.); provided that the incurrence of any Indebtedness pursuant to this clause (d) does not cause the Borrower to violate any of the financial covenants set forth in Section 7.11;

(e) Guarantees by the Borrower or CCIT of any Indebtedness incurred by a Subsidiary that is not a Loan Party (i) if on the date of any incurrence of such Indebtedness, the Aggregate Revolving Commitments in effect on such day exceed 60% of the Aggregate Asset Value in effect on such date but do not exceed 65% of the Aggregate Asset Value in effect on such day, Indebtedness, as long as the aggregate amount of all guarantees allowed by this clause (i) does not exceed 10% of Consolidated Total Asset Value; and (ii) if on the date of any incurrence of such Indebtedness, the Aggregate Revolving Commitments in effect on such date do not exceed 60% of the Aggregate Asset Value in effect on such day, as long as either (x) the aggregate amount of guarantees allowed by this clause (ii) does not exceed 10% of Consolidated Total Asset Value or (y) no asset that is subject to a guaranty allowed by this clause (ii) has a loan to cost ratio greater than 65%; provided that the incurrence of any Indebtedness pursuant to this clause (e) does not cause the Borrower to violate any of the financial covenants set forth in Section 7.11;

2. Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent.

3. Ratification of Credit Agreement. The Borrower acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents as amended hereby.

4. Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement;

(d) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it;

(e) After giving effect to this Agreement, the representations and warranties of the Borrower set forth in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, in all material respects, as of such earlier date, and except that for purposes of this Section 4, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and

(f) After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

5. Guaranty. By their execution below, each of the Guarantors, hereby consents to this Agreement and hereby agrees (a) that the Guaranty is and shall continue in full force and effect with respect to the Guaranteed Obligations (as defined therein) as amended by this Agreement, (b) that, to its knowledge, as of the Closing Date, there are no offsets, claims, counterclaims, cross-claims or defenses of any Guarantor with respect to the Guaranty nor, to each Guarantor’s knowledge, with respect to such Guaranteed Obligations (as defined therein), (c) that the Guaranty is not released, diminished or impaired in any way by this Agreement or the transactions contemplated hereby, and (d) that the Guaranty is hereby ratified and confirmed in all respects. Each Guarantor hereby reaffirms all of the representations and warranties set forth in the Guaranty, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date. Each Guarantor hereby consents to the terms of this Agreement and acknowledges that without this consent and reaffirmation, the Administrative Agent and Lenders party hereto would not execute this Agreement or otherwise consent to its terms.

6. Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or .pdf shall be effective as an original.

7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are each hereby ratified and confirmed. This Agreement shall be considered a Loan Document from and after the date hereof. The Borrower and the Guarantors intend for the amendments to the Loan Documents set forth herein to evidence an amendment to the terms of the existing indebtedness of the Borrower and the Guarantors to the Administrative Agent and the Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	COLE CORPORATE INCOME OPERATING PARTNERSHIP, LP,

a Delaware limited partnership

	By:	Cole Corporate Income Trust, Inc.,

a Maryland corporation,

its general partner

		By:	/s/ D. Kirk McAllaster, Jr.

Name: D. Kirk McAllaster, Jr.

Title: Chief Operating Officer

GUARANTORS: COLE CORPORATE INCOME TRUST, INC.,

a Delaware Corporation

	By:	/s/ D. Kirk McAllaster, Jr.

Name: D. Kirk McAllaster, Jr.

Title: Chief Operating Officer

COLE ID ROANOKE VA, LLC, a Delaware limited liability company

COLE OF CENTENNIAL CO, LLC, a Delaware limited liability company

FIRST AMENDMENT TO CREDIT AGREEMENT

CCIT

COLE OF IRVING TX, LLC, a Delaware limited liability company

COLE ID COLORADO SPRINGS CO, LLC,

a Delaware limited liability company

COLE OF FORT MILL SC, LLC, a Delaware limited liability company

COLE ID SPARTANBURG SC, LLC, a Delaware limited liability company

COLE ID ANKENY IA, LLC, a Delaware limited liability company

COLE OF CHARLOTTE NC, LLC, a Delaware limited liability company

COLE ID LINCOLNSHIRE IL, LLC, a Delaware limited liability company

COLE ID SALT LAKE CITY UT, LLC, a Delaware limited liability company

By:	Cole Corporate Income Advisors, LLC,

a Delaware limited liability company,

the Manager of each of the foregoing

	By:	/s/ John M. Pons

Name: John M. Pons

Title: Executive Vice President

[SIGNATURE PAGES CONTINUE]

FIRST AMENDMENT TO CREDIT AGREEMENT

CCIT

ADMINISTRATIVE

AGENT:	BANK OF AMERICA, N.A.,

as Administrative Agent

	By:	/s/ Judy D. Payne

Name: Judy D. Payne

Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ James P. Johnson

Name: James P. Johnson

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

	By:	/s/ Dale Northup

Name: Dale Northup

Title: Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

CCIT

EXHIBIT A

CREDIT AGREEMENT

Dated as of November 29, 2012

among

COLE CORPORATE INCOME OPERATING PARTNERSHIP, LP,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

REGIONS BANK and

U.S. BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agent

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Managers